EXHIBIT A

STAR BANC CORPORATION
AMENDED AND RESTATED
1991 STOCK INCENTIVE PLAN

	1.	Name and Purpose.	This Plan shall be known as the Star Banc Corporation
1991 Stock Incentive Plan (the "Plan").  The purpose of the Plan is to advance the interests of Star Banc Corporation (the "Corporation") by providing material incentive for the continued services of key employees and by attracting able personnel to employment with the Corporation and its Subsidiaries.  The term
"Subsidiary" as used herein means a subsidiary corporation of the Corporation as the term is defined in Section 424(f) of the Internal Revenue Code of 1986
(the "Code").

	2.	Administration.	The Plan shall be administered by the Compensation Committee
(the "Committee") of the Board of Directors of the Corporation.  The Committee
shall consist of at least two members of the Board of Directors, each of whom is a "disinterested person" as defined in Rule 16b-3 promulgated by the
Securities and Exchange Commission under the Securities Exchange Act of 1934 as such Rule may be amended from time to time or any successor rule thereto.
The Committee may establish, subject to the provisions of the Plan, such rules and regulations as it deems necessary for the proper administration of the Plan, and make such determinations and take such action in connection therewith, or in relation to the Plan as it deems necessary or advisable, consistent with the Plan.

	3.	Eligibility.	Regular full-time employees of the Corporation and its
Subsidiaries who are key employees, including officers, whether or not directors of the Corporation, shall be eligible to participate in the Plan.  Such employees are herein referred to as "Eligible Employees."  Those directors who are not regular employees of the Corporation or its Subsidiaries are not eligible to participate in the Plan.

	4.	Shares Subject to the Plan.

	(a)	The shares to be issued and delivered by the Corporation under the Plan are the Corporation's common shares, $5.00 par value, which may be either authorized but unissued shares or treasury shares.

	(b)	The aggregate number of common shares of the Corporation which may be issued under the Plan shall not exceed two million, five hundred thousand
(2,500,000) shares; subject, however, to the adjustment provided in Paragraph
12 in the event of stock splits, stock dividends, exchanges of shares or the like occurring after the effect date of this Plan.  No option may be granted under this Plan, no Restricted Shares may be allocated under this Plan and no
Performance Awards payable in common stock can be paid under this Plan which could cause such maximum limit to be exceeded.

	(c)	The maximum number of shares with respect to which options may be granted to any individual during any one year period is 600,000.

	(d)	Common shares covered by an option which is no longer exercisable with respect to such shares shall again be available for issuance in connection with other options granted under this Plan.  Common shares repurchased by the
Corporation as provided in Paragraph 11, in respect of which no benefits of ownership have been received, shall again be available for issuance in connection with other allocations of Restricted Shares under this Plan.

	5.	Grant of Options.	The Committee may from time to time, in its discretion
and subject to the provisions of the Plan, grant options to any or all Eligible
Employees.  Employees to whom options have been granted are herein referred to as "Optionees".  Each option shall be embodied in an "Option Agreement" signed by the Optionee and the Corporation providing that the option shall be subject to the provisions of this Plan and containing such other provisions as the
Committee may prescribe not inconsistent with the Plan.

	6.	Terms and Conditions of Option.	All options granted under the Plan shall
contain such terms and conditions as the Committee from time to time determines, subject to the foregoing and following limitations and requirements.

	(a)	Form of Option:	Incentive Options and Non-Qualified Options may be granted
under this Plan.  An "Incentive Option" shall mean an option granted under this
Plan which is designated to be an incentive stock option under the provisions of Code Section 422; and any provisions elsewhere in this Plan or in any such
Incentive Option which would prevent such options from being an incentive stock option may be deleted and/or voided retroactively to the date of the granting of such option, by action of the Committee.  A "Non-Qualified Option" shall mean an option granted under this Plan which is not an incentive stock option under the provisions of Code Section 422, and which is exercisable even though there is outstanding an Incentive Option which was granted before the granting of the Non-Qualified Option to the same Options.  Such Non-Qualified Option shall not be affected by any actions taken retroactively as provided above with respect to Incentive Options.

	(b)	Option Price:	The option price per share of an Incentive Option or
Non-Qualified Option shall not be less than 100% of the fair market value of the Corporation's common shares on the date of the option is granted, as determined by the Committee in a manner consistent with the requirements of the Code for incentive stock options.

	(c)	Period within which Options May Be Exercised:	The period of each option
shall be fixed by the Committee, but no Incentive Option may be exercised prior to the expiration of one year after the date of granting the Incentive
Option, and no option, whether an Incentive Option or a Non-Qualified Option, may be exercised after the expiration of ten years from the date the option is granted.

	(d)	Termination of Option by Reason of Termination of Employment:	Except as
otherwise provided by the Committee in any option or other agreement to which an Optionee is party, if an Optionee's employment with the Corporation and its
Subsidiaries terminates, all options granted under this Plan to such Optionee which are not exercisable on the date of such termination of employment shall terminate immediately.  Any remaining options shall terminate if not exercised before the expiration of the following periods, or at such earlier time as may be applicable under paragraph 6(c) above;

		(i)	if the option is a Non-Qualified Option, upon termination of employment, if such termination was not a result of early or normal retirement (as determined by the chief executive officer of the Corporation), death or if the
Optionee is disabled (as defined in Code Section 422(c)(6) [hereinafter
"Disability"] of the Optionee; or

		(ii)	if the option is an Incentive Option, three (3) months following such termination of employment, is such termination was not a result of early or normal retirement (as determined by the chief executive officer of the
Corporation), death or Disability of the Optionee; or

		(iii)	for all options, one (1) year following the date of early or normal retirement (as determined by the chief executive officer of the Corporation), death or commencement of Disability, if the Optionee was an employee of the
Corporation and/or any Subsidiary at the time of his death or the commencement of Disability or for Non-Qualified Options at such later time as the Committee deems appropriate.

	(e)	Non-transferability; Exceptions:	Each option and all rights thereunder
shall be exercisable during the Optionee's lifetime only by him and shall be non-assignable and non-transferable by the Optionee, except that a
Non-Qualified Option may be transferred pursuant to a "domestic relations order" as defined in Section 414(p)(1)(B) of the Code.  In the event of the
Optionee's death, such options and rights thereunder are transferable by his will or by the laws of descent and distribution.  In the event the death of an Optionee occurs, the representative or representatives of his estate, or the person or persons who acquired (by bequest or inheritance) the rights to exercise his stock options granted under this Plan, may exercise any of the unexercised options in whole or in part prior to the expiration of the applicable exercise period, as specified in Paragraph 6(d) above.

	(f)	More than One Option Granted to an Optionee:	More than one option, and
more than one form of option, may be granted to an Optionee under this Plan;
provided, however, that the aggregate fair market value (determined as of the time the option is granted) of the shares for which Incentive Options are exercisable for the first time by any Optionee during any calendar year
(under the Plan and all such plans of the Corporation and any parent or subsidiary corporation) shall not exceed $100,000 or any other limit established by the Code.  A single option grant may include both an Incentive
Option and a Non-Qualified Option.

	7.	Method of Exercise of Options.	An option granted under this Plan that is
eligible to be exercised may be exercised by written notice to the Committee, signed by the Optionee, or by such other person as is entitled to exercise such option.  The notice of exercise shall state the number of shares in respect of which the option is being exercised, and shall either be accompanied by the payment of the full option price for such shares, or shall fix a date
(not more than then business days from the date of such notice) for the payment of the full purchase price of the shares being purchased.  All or any portion of the payment may be made by the transfer of common shares of the Corporation from the Optionee to the Corporation, or the Optionee may direct that a portion of the shares to be issued upon exercise of the option be withheld by the
Corporation as payment, to the extent permitted by law.  Such shares shall be valued for this purpose at their fair market value on the date they are transferred to, or withheld by, the Corporation as payment, determined in the same manner as is provided in Paragraph 6(b) hereof.  A certificate or certificates for the common shares of the Corporation purchased through the exercise of an option shall be issued in regular course after the exercise of the option and payment therefor. During the option period no person entitled to exercise any option granted under this Plan shall have any of the rights or privileges of a shareholder with respect to any shares issuable upon exercise of such option until certificates representing such shares shall have been issued and delivered.

	8.	Allocation and Purchase of Restricted Shares.

	(a)	The Committee may from time to time, in its discretion and subject to the provisions of the Plan, allocate common shares to any or all Eligible Employees.
Common shares allocated under this Paragraph 8 of the Plan are referred to herein as "Restricted Shares."  Employees to whom Restricted Shares have been allocated are herein referred to as "Participants."  Each Participant to whom an allocation of Restricted Shares has been made shall have the right to purchase such Restricted Shares as herein provided.

	(b)	The Committee shall advise each Participant to whom an allocation of
Restricted Shares has been made in writing of the terms of the offer, including the number of shares which such person shall be entitled to purchase, the purchase price per share, and any other terms, conditions and restrictions relating thereto.  The Participant shall have ten (10) days from the date of the offer to accept such offer.  The Committee may, in the exercise of its discretion, extend the term of any offer.  Subject to the express provisions of the Plan, the Committee shall have the power to make such offer subject to any terms and conditions it may establish and the offers made to different persons, or to the same person at different times, may be subject to terms, conditions and restrictions which differ from each other.  Each allocation shall be embodied in a "Restricted Share Agreement" signed by the Participant and the Corporation providing that the Restricted Shares shall be subject to the provisions of this Plan and containing such other provisions the
Committee may prescribe not inconsistent with the Plan.

	(c)	The purchase price of the shares offered under this Plan shall be any lawful consideration established by the Committee in its discretion.  If a
Participant elects to purchase Restricted Shares, he shall pay the purchase price in full, at the principal office of the Corporation, prior to expiration of the offer.  Upon payment of the purchase price, certificates representing the shares shall be issued to the Participant, which certificates shall bear an appropriate legend reflecting that such shares are subject to the restrictions contained in this Plan.

	9.	Restrictions Applicable to Restricted Shares.	  By purchasing the
Restricted Shares allocated to him under this Plan, the Participant agrees and consents to the restrictions described in this Plan for a period determined by the Committee at the time of such allocation, said period referred to herein as the "Restricted Period."  For the duration of the Restricted Period (unless the restrictions earlier lapse or are removed by the Committee), Restricted
Shares issued under this Plan shall not be transferred, delivered, assigned, sold, or disposed of in any manner, nor pledged or otherwise hypothecated.
On the last day of the Restricted Period, or upon the earlier lapse or removal of restrictions, such Restricted Shares shall cease to be subject to the restrictions under this Paragraph 9 of the Plan.

	10.	Termination of Employment During Restricted Period.

	(a)	If a Participant's employment with the Corporation and its Subsidiaries terminates because of death, Disability, or retirement after attaining normal retirement age under the provisions of any retirement plan of the Corporation or any Subsidiary, the restrictions under Paragraph 9 of this Plan shall automatically terminate as to that number of the Restricted Shares owned by the Participant which is equal to the total number of such Restricted Shares multiplied by a fraction, the numerator of which is the number of full months which have elapsed from the date of allocation and the denominator of which is the total number of months during the Restricted Period.  The Participant
(or his estate, heirs, or legatees) shall be required to resell the remaining
Restricted Shares to the Corporation at a price per share equal to the original purchase price paid by the Participant for such shares, unless the Committee shall, in its discretion, waive the restrictions under Paragraph 9 as to any part or all of such remaining Restricted Shares.

	(b)	If a Participant's employment with the Corporation and its Subsidiaries terminates during the Restricted Period other than by reason of death,
Disability, or retirement after attaining normal retirement age under the provisions of any retirement plan of the Corporation or its Subsidiaries, the
Participant shall be required to resell all of the Restricted Shares to the
Corporation at a price per share equal to the original purchase price paid by the Participant for such shares, unless the Committee shall, in its discretion, waive the restrictions under Paragraph 9 as to any part or all of the
Restricted Shares.

	11.	Resale of Restricted Shares.	In the event a Participant is required to
resell Restricted Shares to the Corporation as the result of the termination of the Participant's employment as described in Paragraph 10, the Corporation by written notice to the Participant shall specify a date not less than five nor more than ten days from the date of such notice to consummate the purchase and sale of such Restricted Shares at the principal office of the Corporation.
The Participant shall deliver to the Corporation certificates representing such Restricted Shares, duly endorsed and in proper form for transfer, and upon the receipt of such share certificates, the Corporation shall deliver to the
Participant a check in the amount of the purchase price.  If the Participant fails to deliver the share certificates to the Corporation at the time specified in such notice, the Corporation may deposit the purchase price with the Treasurer of the Corporation, and thereafter the shares shall be deemed to have been transferred to the Corporation and the Participant, despite his failure to deliver the share certificates, shall have no further rights as a stockholder of the Corporation.  In such event, the Treasurer of the Corporation shall continue to hold the purchase price for such shares and shall make payment thereof, without interest, upon delivery of the share certificates to the Corporation.

	12.	Performance Awards.	  The Committee may, from time to time, in its
discretion and subject to the provisions of the Plan, provide an incentive opportunity ("Performance Awards") to any or all Eligible Employees based on achievement by the Corporation for any calendar year or other period chosen by the Committee.  Each Performance Award shall be embodied in a "Performance
Award Agreement" signed by the Participant and the Corporation providing that the Performance Award shall be subject to the provisions of this Plan and ontaining such other provisions the Committee may prescribe not inconsistent with the Plan.  The Committee will determine, in its sole discretion, the performance targets and whether Performance Awards should be payable in the form of the Corporation's common stock or cash.  If the Eligible Employee requests, prior to the date on which payment of the Performance Award is to be made, that such payment not be made until termination of employment by such
Eligible Employee, then the Committee shall consider and act upon such request promptly.  If no request is made by such Eligible Employee, the payment shall be made in the time period chosen by the Committee.

	13.	Share Adjustments.	In the event there is any change in the Corporation's
common shares resulting from stock splits, stock dividends, combinations or exchange of shares, or other similar capital adjustments, equitable proportionate adjustments shall be made by the Committee in (a) the number of shares available for option and issuance under this Plan, (b) the number of shares subject to options granted under this Plan, and (c) the option price of optioned shares.

	14.	Merger, Consolidation, or Sale of Assets.	Except as otherwise provided
in any Option Agreement, Restricted Share Agreement, Performance Award Agreement
or other agreement approved by the Committee to which an Eligible Employee is a party, in the event the Corporation shall consolidate with, or merge into, or transfer all or substantially all of its assets to another corporation or corporations, each option, Restricted Share and Performance Award shall, without regard to any vesting schedule, restriction or performance target, automatically and immediately become fully exercisable or payable, as the case may be, immediately prior to such consolidation, merger or transfer.  The Plan shall terminate effective upon such consolidation, merger or transfer, and any option previously granted hereunder shall terminate.  If practical, the
Corporation shall give each Optionee twenty (20) days prior notice of any possible transaction which might terminate this Plan and the options previously granted hereunder.

	15.	Amendment or Termination.	The Board of Directors of the Corporation may
terminate this Plan at any time, and may amend the Plan at any time or from time to time, without obtaining any approval of the Corporation's stockholders, except that the Plan may not be amended (a) to increase the aggregate number of shares issuable under the Plan (excepting proportionate adjustments made under Paragraph 12 to give effect to stock splits, etc.); (b) to change the option price of optioned stock (excepting proportionate adjustments made under
Paragraph 12); (c) to change the requirement that the option price per share of common stock covered by an option granted under this plan not be less than
100% of the fair market value of the Corporation's common stock on the date such option is granted; (d) to extend the time within which options may be granted or the time without which a granted option may be exercised; or
(e) to change, without the consent of the Optionee (or his, or his estate's, legal representative), any option previously granted to him under the plan.
If the Plan is terminated, any unexercised option shall continue to be exercisable in accordance with its terms and the terms of this Plan, except as provided in Paragraph 13 above, and any Restricted Shares shall continue to be subject to the terms of this Plan for the duration of the Restricted Period.

	16.	Corporation Responsibility.	All expenses of this Plan, including the cost
of maintaining records, shall be borne by the Corporation.  The Corporation shall have no responsibility or liability (other than under applicable
Securities Acts) for any act or thing done or left undone with respect to the price, time, quantity, or other conditions and circumstances of the purchase of shares under the terms of the Plan, so long as the Corporation acts in good faith.

	17.	Implied Consent of Optionees and Participants.	Every Optionee, by his
acceptance of an option under this Plan, and every Participant, by his acceptance of an allocation of Restricted Shares under this Plan, and every
Eligible Employee, by his acceptance of a Performance Award under this Plan, shall be deemed to have consented to be bound, on his own behalf and on behalf of his heirs, assigns, and legal representatives, by all of the terms and conditions of this Plan.

	18.	No Effect on Employment Status.	The fact that an employee has been
granted an option, has been allocated Restricted Shares or awarded a Performance Award under this Plan shall not limit or otherwise qualify the right of his employer to terminate his employment at any time.

	19.	Tax Withholding.	The Corporation shall be entitled to deduct from any
payment to be made by it under this Plan, or to otherwise require, prior to the issuance or delivery of any shares or the payment of any cash to an
Eligible Employee, payment by the Eligible Employee of all applicable Federal, state, local or other taxes required by law to be withheld.  The committee may permit, in accordance with any applicable administrative rules established by it, an Eligible Employee to satisfy this withholding obligation by (i) directing the withholding from any payment of common shares by the Corporation, or
(ii) delivering to the Corporation, common shares having a fair market value, on the date of payment, equal to the amount of such taxes.  Any fraction of a share required to satisfy such tax obligation shall be disregarded and the amount due shall be paid instead in cash by the Eligible Employee.

	20.	Compliance with Securities Laws.	Options granted and shares issued by the
Corporation pursuant to this Plan shall be granted and issued only in full compliance with all applicable securities laws, including laws, rules and regulations of the Securities and Exchange Commission and applicable state
Blue Sky laws.  With respect thereto, the Committee may impose such conditions on transfer, restrictions and limitations as it may deem necessary and appropriate to assure compliance with such applicable securities laws.

	21.	Duration and Termination of the Plan.	The Plan became effective on January
8, 1991.  No option shall be granted and no allocation of Restricted Shares shall be made under the Plan subsequent to January 7, 2001.